Exhibit 10.2

	2016 Salaries, Bonus Targets and Equity Awards
	Name and Title	2016 Salary	Bonus Target*	Stock Options	Restricted Stock Unit Awards	Performance Restricted Stock Unit Awards#
	Charles J. Link, Jr., M.D.	$659,900	70%	133,435	46,639	28,053
	Chairman of the Board and Chief Executive and Scientific Officer
	Nicholas N. Vahanian, M.D.	$574,300	50%	84,275	29,456	19,637
	Director, President and Chief Medical Officer
	John B. Henneman, III	$423,600	40%	46,351	16,201	9,819
	Chief Financial Officer
	Carl Langren	$277,500	30%	8,989	3,142	1,122
	Vice President of Finance
	Brian Wiley	$370,700	35%	18,259	6,382	7,013
	Chief Commercial Officer

*	Bonus Targets listed as percentage of 2016 Base Salary
#
Performance Restricted Stock Unit Awards shall vest on the following schedule: (i) 50% of the shares underlying such RSU shall vest if the Company’s Phase 3 IMPRESS trial meets a statistically significant positive endpoint, (ii) 25% of the shares underlying such RSU shall vest if the Company’s NDA for Algenpantucel is accepted for filing by the FDA and (iii) 25% of the shares underlying such RSU shall vest if GDC-0919 advances into Phase 2 development and the Company receives a milestone payment related to such advancement pursuant to the terms of the License and Collaboration Agreement dated October 16, 2014 by and among the Company, NewLink Global, Genentech, Inc. and F. Hoffmann-LaRoche Ltd., as the same may be amended from time to time